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                                                              EXHIBIT (8)(g)(ii)
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                                THIRD AMENDMENT
                                      TO
                            PARTICIPATION AGREEMENT
                AMONG AMERICAN GENERAL LIFE INSURANCE COMPANY,
                   AMERICAN GENERAL SECURITIES INCORPORATED,
                       SAFECO RESOURCE SERIES TRUST, AND
                            SAFECO SECURITIES, INC.

THIS THIRD AMENDMENT TO PARTICIPATION AGREEMENT ("Amendment") dated as of February 1, 2000, amends the Participation Agreement dated as of April 1, 1998 (the "Agreement") among AMERICAN GENERAL LIFE INSURANCE COMPANY ("AGL") ON ITS OWN BEHALF AND ON BEHALF OF EACH SEPARATE ACCOUNT OF AGL (EACH A "SEPARATE ACCOUNT") SET FORTH ON SCHEDULE A of the Agreement attached hereto and incorporated herein (as same may be amended from time to time ("Schedule A") AMERICAN GENERAL SECURITIES INCORPORATED ("AGSI"), SAFECO RESOURCE SERIES TRUST (the "Fund") and SAFECO SECURITIES, INC. (the "Distributor") collectively, the "Parties." All capitalized terms not otherwise defined in this Amendment, shall have the same meaning as ascribed in the Agreement.

                                 WITNESSETH THAT:

WHEREAS, pursuant to the Agreement shares of the Fund's Equity Portfolio and Growth Portfolio (the "Series"; reference herein to the "Fund" includes reference to each of the foregoing Series to the extent the context requires) are made available by the Distributor to serve as underlying investment media for those variable life insurance policies and variable annuity contracts of AGL that are described on Schedule A (the "Policies") and are offered through AGSI.

WHEREAS, the Distributor and the Fund desire that shares of the series also be made available by the Distributor to serve as underlying investment media for AGL's Platinum Investor Survivor Variable Life Insurance Policies ("Platinum Survivor") to be offered through AGSI; and

NOW, THEREFORE, in consideration of the mutual benefits and promises contained herein, the parties agree as follows:

1. The Agreement shall be amended to include Schedule A in the form attached hereto and incorporated herein.

2. Except as amended hereby, the Agreement and the First Amendment to the Agreement dated as of April 1, 1998 are hereby ratified in all respects.


                                  Page 1 of 4
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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in its name and on its behalf by its duly authorized representative hereto as of the date specified above.

AMERICAN GENERAL LIFE INSURANCE COMPANY, on behalf of itself and each of its Separate Accounts named in Schedule A hereto, as amended from time to time.

     By:____________________________

  AMERICAN GENERAL SECURITIES INCORPORATED

     By:____________________________


  SAFECO RESOURCE SERIES TRUST


     By:____________________________


  SAFECO SECURITIES, INC.

     By:_____________________________


                                  Page 2 of 4
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                                   SCHEDULE A
                                   ----------

                         POLICIES AND SEPARATE ACCOUNTS
                         ------------------------------
                            (AS OF FEBRUARY 1, 2000)
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



NAME OF SEPARATE ACCOUNTS AND                   REGISTRATION NUMBERS AND NAMES OF POLICIES FUNDED BY
DATE ESTABLISHED BY BOARD OF DIRECTORS          SEPARATE ACCOUNTS
--------------------------------------          -----------------------------------------------------
                                                Registration Nos.               Name of Contract
                                                (if available)                  ----------------
                                                --------------

1.  American General Life Insurance Company      333-42567                       Platinum Investor I and
    Separate Account VL-R                        811-08561                       Platinum Investor II Variable Life
                                                                                 Insurance Policies (Contract Form
                                                                                 Nos. 97600 and 97610)

                                                 333-80191                       Corporate America-Variable
                                                 811-08561                       Life Insurance Policies
                                                                                 (Contract Form No. 99301)


                                                 333-90787                       Platinum Investor Survivor
                                                 811-08561                       Variable Life Insurance Policies
                                                                                 (Contract Form No. 99206)

2.  American General Life Insurance Company      333-70667                       Platinum Investor Variable
    Separate Account D                           811-02441                       Annuity Contract (Contract Form
                                                                                 No. 98202)

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